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                                                                    EXHIBIT 99.1


                               NORTH BAY BANCORP
     THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints __________________,and __________________,
__________________________, and each of them, with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Shareholders of North Bay Bancorp ("North Bay") to be held at 350 Ignacio Boulevard, Novato, California 94949, on ________, March __, 1995 at __:00 _.m., and any
adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

     I. TO ADOPT AND APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF DECEMBER 8, 1994, BY AND AMONG WESTAMERICA BANCORPORATION ("WESTAMERICA"), NORTH BAY AND NOVATO NATIONAL BANK, AN AGREEMENT OF MERGER BETWEEN WESTAMERICA AND NORTH BAY, AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, CERTAIN PROVISIONS BENEFITTING DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES OF NORTH BAY, THE PROPOSED MERGER OF NORTH BAY WITH AND INTO WESTAMERICA AND THE AMENDMENT OF THE NORTH BAY BANCORP 1985 STOCK OPTION PLAN.

       / /    FOR               / /     AGAINST             / /     ABSTAIN

                (To be completed and signed on the reverse side)

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                                                                    EXHIBIT 99.1

                          (Continued from other side)

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH. Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person.

                          Dated:
                                 ----------------------------------------, 1995
                          Signature
                                   --------------------------------------------
                          Signature, if held jointly
                                                    ---------------------------

     SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.